ASSIGNMENT OF PATENT APPLICATION FROM ELECTROSHIP PARTNERS TO
            ELECTROSHIP(N.Y.), INC. AND DEFINED FIELD OF USE LICENSE
                   AGREEMENT BETWEEN ELECTROSHIP PARTNERS AND
                             ELECTROSHIP(N.Y.), INC.


     This is an Agreement by and between Electroship Partners and Electroship(N.Y.), Inc., dated as of September 20, 2000 and amended and restated as of the date hereof.

     Whereas, Electroship Partners (hereinafter referred to as "Electroship Partners") is the owner of all right, title, and interest, in and to United States Provisional Patent Application Serial Number 60/208,833 (hereinafter referred to as "Patent Application Serial Number 60/208,833") entitled:
APPARATUS AND METHOD FOR FACILITATING SHIPPING COMMERCE by virtue of an Assignment executed on September 14, 2000 (Copy attached) wherein the Inventors Raymond Anthony Joao, Leo J. Mangan and John A. Notarianni, assigned all right, title and interest, in and to, said Patent Application Serial Number 60/208,833 to Electroship Partners for good and valuable consideration;

     Whereas, Electroship Partners is a New York General Partnership comprised of the following general partners and their respective ownership interest in the
Partnership: John

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Gremmo (twenty five and one-third percent (25 1/3%)), John A. Notarianni (twenty five and one-third percent (25 1/3%)), Leo J. Mangan (twenty five and one-third percent (25 1/3%)), Raymond Anthony Joao (twenty percent (20%) and Richard Reichler (four percent (4%));

     Whereas, Electroship(N.Y.), Inc., a New York Corporation, (hereinafter referred to as "Electroship(N.Y.)") acquired as of September 20, 2000 the entire right, title and interest, in and to Patent Application Serial Number 60/208,833, subject to certain Defined Field Of Use Exclusive License grants which Electroship Partners desires to receive, in order to jointly exploit the economic potential of Patent Application Serial Number 60/208,833 in exchange for 2,500,000 shares of its common stock;

     Whereas, Electroship Partners has transferred and assigned as of September 20, 2000 all right, title and interest, in and to the Patent Application Serial Number 60/208,833, subject to contemporaneously obtaining the right to receive the aforementioned 2,500,000 shares of its common stock, par value 0.001 per share in Electroship(N.Y.), Inc. (the "Common Stock") and certain Defined Field Of Use Exclusive Licenses with the Exclusive right to grant


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sublicenses in the defined fields of use in return from Electroship(N.Y.) as part of the consideration for the Assignment of all right, title and interest, in and to said Patent Application Serial Number 60/208,833;

     Whereas, subsequent to the Agreement as of September 20, 2000, certain clarifications had been agreed to with respect to the terms of said Agreement, particularly with respect to the Defined Field of Use;

     Now, therefore, the Parties hereto agree to amend and restate the Agreement to read as follows:

I.   Definitions:

     1. "Parties" means collectively Electroship Partners and Electroship(N.Y.) and the successors and assigns of the Parties.

     2. "Patents" means any Patents which issue in the United States and elsewhere from United States Provisional Patent Application Serial Number 60/208,833 as well as any United States Patent Applications and Foreign Patent Applications which claim priority thereto and any United


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States Patents and Foreign Patents which issue from any of the above-described patent applications.

     3. "Entity", or its plural, means any corporation, limited liability company, partnership, proprietorship, business, or other organization, created for the purpose of conducting business or engaging in transactions.

II. THIS ASSIGNMENT AND AGREEMENT SUPPLEMENTS AND RESTATES THE PREVIOUS ASSIGNMENT BETWEEN THE PARTIES HERETO, DATED SEPTEMBER 14, 2000 AND ANY PREVIOUS AGREEMENTS, WRITTEN OR ORAL, BETWEEN THE PARTIES HERETO INVOLVING UNITED STATES PROVISIONAL PATENT APPLICATION SERIAL NUMBER 60/208,833.

III. The Assignment of Patent Application Serial Number 60/208,833:

     1. In consideration of the transfer of the aforementioned 2,500,000 shares of Common Stock in Electroship(N.Y.), which shares constitute all of the outstanding shares of capital stock thereof, and the contemporaneous grant of certain Defined Field Of Use Exclusive Licenses for Fields of Use to be defined in the future pursuant to the terms of this Agreement, Electroship


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Partners by these presents does sell, assign and transfer unto the Assignee as of September 20, 2000: 1) the full and exclusive right to the inventions disclosed in Patent Application Serial Number 60/208,833 in the United States and elsewhere; 2) the entire right, title and interest, in and to any and all United States Patent Applications and Foreign Patent Applications claiming priority to Patent Application Serial Number 60/208,833 in the United States and elsewhere; 3) the entire, right, title and interest in and to any and all United States Patents and Foreign Patents which may be granted or issued in the United States and elsewhere from Patent Application Serial Number 60/208,833 or any United States Patent Applications or Foreign Patent Applications which claim priority thereto, in all of the foregoing cases, free and clear of any encumbrances, liens, charges, or claims, by any third parties.

     Electroship Partners in connection with such transfer and exchange authorizes and requests the Commissioner of Patents and Trademarks to issue said United States Patent or Patents which issue from Patent Application Serial Number 60/208,833 to Electroship(N.Y.) for its sole use and behoof; and for the use and behoof of its legal representatives, to the full end of the term or terms for which said Patent or


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Patents which issue from Patent Application Serial Number 60/208,833, may be granted, as fully and entirely as the same Patent or Patents which issue from Patent Application Serial Number 60/208,833, would have been held by the Applicants had this Assignment and sale not been made. Electroship(N.Y.) hereby agrees that it will record this Agreement with the United States Patent & Trademark Office with seven (7) days of the date hereof. Electroship(N.Y.) also agrees to files all necessary documents requesting that Electroship(N.Y.) be listed as the Assignee of record for any patents which issue from Patent Application Serial Number 60/208,833.

IV. The Defined Field Of Use Exclusive Licenses granted to Electroship Partners:

     Electroship(N.Y.) hereby grants, hereby agrees to grant, and hereby agrees to cause any successors or assigns thereof, to Electroship Partners, its successors or assigns, certain Revocable Defined Field of Use Exclusive Licenses with the exclusive right to grant sublicenses under the terms stated herein, under the Patents in the United States and elsewhere, to make, use, sell, offer for sale, import, or otherwise exploit, the technology, inventions, and subject matter of Patent Application Serial Number 60/208,833 and any


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Patents which issue therefrom and/or from any Patent Applications which claim priority thereto, with said defined fields of use being determined by the parties at a future time pursuant to, and upon the satisfaction of, the following conditions:

     A. The parties agree that the Defined Fields of Use of any of the Revocable Exclusive Licenses, with the exclusive rights to grant sublicenses in accordance with the terms stated herein, granted hereby or hereunder to Electroship Partners will not include a license(s) or sublicense(s) for the manufacture, use, sale, offer for sale, or import, of pallets, shipping pallets, other material handling platforms, totes, or containers, which are or which may be expressly described in, and/or which are or which may be expressly described as being utilized in conjunction with the inventions and subject matter disclosed in Patent Application Serial Number 60/208,833; and

     B. The Defined Fields of Use governing the Revocable, Exclusive License(s) with the exclusive right to grant sublicenses which are granted to Electroship Partners shall be determined in good faith, from time to time, by the


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Parties, their successors or assigns, in accordance with the following:

     1. Except as otherwise provided in Section IV.A above, if Electroship Partners should present in writing to Electroship(N.Y.) a written business plan, clearly describing a defined business and a defined field of use (the "business plan") for the creation of a new entity or business entity to exploit certain subject matter of Patent Application Serial Number 60/208,833 or any of the herein-defined Patents which issue therefrom, which business plan shall contain a twelve (12) month capital expenditure budget for the development of the business, and Electroship(N.Y.) fails to proceed, or declines in writing to proceed, with the development of the business idea presented in the business plan within sixty (60) days of its receipt of the business plan (the "decision date") then Electroship Partners shall be automatically granted a revocable, worldwide Exclusive License (the "License"), with the exclusive right to grant sublicenses subject to the terms hereof, solely in the specific Defined Field of Use described in the business plan effective upon the expiration of the sixty
(60) day period. Electroship(N.Y.) shall execute all necessary documents and/or licenses for memorializing the Defined Field of Use


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Revocable Worldwide Exclusive Licenses upon request by Electroship Partners. For purposes of this provision, the term "proceed" shall mean to form a new legal entity to develop the business presented in the business plan and to commit funding to the new business entity either from internal funds or from external financing sources in accordance with the capital expenditure budget set forth in the business plan.

     2. If Electroship(N.Y.) should proceed with the creation and development of the new entity within sixty (60) days of its receipt of the business plan, then Electroship Partners shall receive no Defined Field of Use License or sublicense, or other rights, for the field of use described in the business plan and Electroship(N.Y.) shall form a separate legal entity to develop said business and shall maintain separate books and records for said business in accordance with generally accepted accounting principles of the United States being consistently applied ("GAAP").

     3. If Electroship(N.Y.) should so proceed with the creation and development of the new entity but fail to make the capital expenditures set forth in the business plan (as per the twelve (12) month capital expenditure budget) within

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one (1) year of the decision date, then the entity shall cease, upon the written request of Electroship Partners, all activities to develop and exploit the business, and Electroship Partners shall be granted a revocable, worldwide Exclusive License in the Defined Field of Use for the business described in the business plan, with the exclusive right to grant sublicenses and all other rights as set forth in section IV.B(1) above and elsewhere herein.

     C. The rights of the parties in any new entities formed pursuant to this Agreement.

     1. If Electroship Partners, its successor or assigns, is granted a Defined Field License pursuant to Section IV.B(1)or IV.B(3), then it shall form a separate legal entity to own all rights in said license and to develop the related business. As consideration for the granting of said license, Electroship(N.Y.) shall receive a twenty three percent (23%) ownership interest (both in voting control and total capitalization as of the time of creation of the new entity) in the new entity. In addition, Electroship(N.Y.) shall have a right of first refusal to receive an additional twenty seven percent (27%) interest (both in voting control and total capitalization as of the time of creation of the


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new entity) in the new entity, bringing its aggregate interest in the new entity to fifty percent (50%) (both in voting control and total capitalization as of the time of creation of the new entity), if Electroship(N.Y.) provides fifty (50%) of the first-year start-up capital in the new entity based upon any capital expenditures set forth or budgeted in a detailed business plan and at such time as the remaining 50% will be, or has been, provided by Electroship Partners or by one or more third parties. Thereafter, the Parties will be diluted equally. If any of the general partners of Electroship Partners should accept employment or consulting positions with the new entity and/or provide services of any kind to the new entity, each such general partner will do so under a separate Employment Agreement, Consulting Agreement, or other agreement, entered into between the general partner individually and the new entity. Any legal entity formed by Electroship Partners in accordance herewith shall maintain separate books and records for said legal entity in accordance with GAAP and shall conduct all business activities relating to the License in such legal entity. Any breach by Electroship Partners of any of the provisions of this Section IV.C(1) shall result in a termination of the License for the Defined Field of Use which was described in the business plan.



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     2. If Electroship(N.Y.) should proceed with the Development and creation of a new entity in accordance with IV.B(2), then Electroship Partners shall receive a twenty three percent (23%) ownership interest in the new entity for no additional consideration. Thereafter, the Parties shall be diluted equally. If any of the general partners of Electroship Partners should accept employment or consulting positions with the new entity and/or provide services of any kind to the new entity, each such general partner will do so under a separate Employment Agreement, Consulting Agreement, or other agreement, entered into between the general partner individually and the new entity.

     3. If Electroship Partners should be granted a License to develop a new business in accordance with IV.B(1) or IV.B(3) then (a) any such License shall be automatically terminated if the entity formed to exploit the License shall fail to be capitalized in accordance with the business plan previously presented by Electroship Partners on or by the first anniversary of the decision date or the granting of said License, whichever is earlier; and (b) any sublicenses granted thereunder must result in all royalties or other sources of revenue being paid directly to the entity formed


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by Electroship Partners in which Electroship(N.Y.) shall have an ownership interest.

     4. Each party hereto agrees to provide full access upon reasonable prior notice to all books and records of any entity created in accordance herewith. All such books and records shall be maintained within the State of New York.

V. General Provisions.

A. Modification or Amendment. This Agreement, including any Exhibits or Schedules hereto, may be amended by an instrument in writing executed and delivered on behalf of each party hereto, subject to the provisions of the NYBCL; provided, however, that no amendment of this Agreement which by Law requires the further approval of Electroship Partners or Electroship(N.Y.) shall be made without the further approval of the such partners or such shareholders.

B. Waiver. The conditions to each of the parties' obligations to consummate this Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Law. Any agreement on the part of a party hereto to any such extension


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or waiver shall be valid only if set forth in writing signed on behalf of such party. Waiver of any provision of this Agreement or of any breach hereof shall be a waiver of only said specific provision or breach and shall not be deemed a waiver of any other provision or any future breach hereof.

C. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York, without giving effect to the principles of the conflicts of law thereof.

D. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the Assignment of U.S. Patent Application Serial Number 60/208,833, and any Patents defined herein, and the grant of any Defined Field of Use Licenses described herein, and supercedes any and all prior agreements and understandings relating to the subject matter hereof.

E. Construction. The section and article headings in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. The preamble hereof, the recitals hereto, and all


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exhibits attached hereto are hereby incorporated herein by reference and made a part hereof.

F. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, to the extent allowed hereby. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

G. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

H. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

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I. Severability. Any provision hereof that is found or held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

Executed this 1st day of November, 2000.
ELECTROSHIP PARTNERS

By:  /s/  John A. Notarianni
     -----------------------
     John A. Notarianni,
     General Partner

State of New York  SS:
County of Suffolk
Before me personally appeared said individual and acknowledged the foregoing instrument to be his free act and deed this 1st day of November, 2000


                                                              /s/  Nora H. Lee
                                                              ----------------
                                                              (Notary Public)



ELECTROSHIP(N.Y.)

By:  /s/  Leo J. Mangan
     -----------------------
     Leo J. Mangan
     President


State of New York  SS:
County of Suffolk
Before me personally appeared said individual and acknowledged the foregoing instrument to be his free act and deed this 1st day of November, 2000


                                                              /s/  Nora H. Lee
                                                              ----------------
                                                               (Notary Public)




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